UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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KANSAS CITY SOUTHERN

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CANADIAN PACIFIC RAILWAY LIMITED

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Canadian Pacific Railway Superior Proposal to Combine with Kansas City Southern August 10th, 2021

Forward Looking Statements and Additional Information Forward Looking Statements and Information This presentation includes certain forward-looking statements and forward looking information (collectively, FLI). FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI. Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: changes in business strategies and strategic opportunities; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; potential changes in the CP share price; the ability of management of CP, its subsidiaries and affiliates to execute key priorities; general North American and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada and the U.S.; North American and global economic growth; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of CP’s budgeted capital expenditures in carrying out CP’s business plan; services and infrastructure; the satisfaction by third parties of their obligations to CP; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada and the U.S.; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; regulatory and legislative decisions and actions; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; and the pandemic created by the outbreak of COVID-19 and resulting effects on CP’s business, operating results, cash flows and/or financial condition, as well as resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains. We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by CP with Canadian and U.S. securities regulators. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” in CP’s annual and interim reports on Form 10-K and 10-Q. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty. Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this presentation is expressly qualified in its entirety by these cautionary statements. Additional Information and Where to Find It Canadian Pacific Railway Limited (“CP”) has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) to be used to solicit votes of the stockholders of Kansas City Southern, a Delaware corporation (“KCS”), against the proposal to adopt the Agreement and Plan of Merger, dated as of May 21, 2021 (the “CN Merger Agreement”), by and among Canadian National Railway Company, a Canadian corporation (“CN”), Brooklyn Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of CN, and KCS. INVESTORS AND STOCKOLDERS OF KCS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE) BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT KCS, CP, THE TRANSACTIONS CONTEMPLATED BY THE CN MERGER AGREEMENT AND RELATED MATTERS AND DEVELOPMENTS. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN CP’S PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV. IN ADDITION, INVESTORS AND STOCKHOLDERS MAY OBTAIN FREE COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC ONLINE AT INVESTOR.CPR.CA, OR UPON REQUEST TO CP’S PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT (212) 750-5833 OR TOLL-FREE AT (877) 456-3442. No Offer or Solicitation This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. 2

CP’s Superior Proposal Summary US$, unless otherwise noted • CP’s superior proposal values KCS at $300 / share1 — Represents 34% premium to KCS’ unaffected price2 — KCS common shareholders will receive 2.884 CP shares and $90 in cash for each KCS common share held Revised — KCS shareholders to own 28% of the combined company (3% points increased Offer ownership) • Expected to unlock $1 billion in EBITDA growth opportunities — Increased from $780mm following shippers’ response to the pro-growth combination Trust • STB has provided CP approval to use a voting trust Approval — Also affirmed KCS’ waiver from the new rail merger rules applies to Secured a CP-KCS transaction • Ability to close into trust as early as Q4 2021 Timing — Upon closing into a voting trust, shareholders of KCS will receive their consideration in full — Transaction expected to close H2 2022 following full STB approval 1.Based on the CP and KCS closing prices on August 9, 2021. CP share price converted at a 1.26 USD/CAD spot exchange rate. 3 2.Based on KCS closing share price of $224 as of March 19, 2021.

CP-KCS Combination Unlocks $1bn in EBITDA Growth Opportunities US$, unless otherwise noted Increased vs. • Unique combination enables significant growth for previous estimate of our customers throughout North America $600 million based $820 Million on customer • Efficient new single-line routes and dramatically feedback and in EBITDA Growth expanded market reach for customers additional market from Market insight, particularly Opportunities • Planned capital investments to support growth in the Bulk and synergies, such as additional network sidings, siding Intermodal extensions and investment in CTC segments $180 Million • Driven by a combination of improved fuel efficiency, lower G&A costs, in Cost and equipment rents as well as facilities, IT spend and licensing Efficiency • CP-KCS to utilize best practices to support increased operating efficiencies Improvements Following regulatory approval anticipated H2 2022, CP anticipates generating $1 billion in annualized synergies within 3 years 4

Compelling Strategic Combination and the Only Viable Class 1 Combination Clear Path to Closing with CP’s Voting Trust ïƒ¼ Approved by STB vs. CN’s Uncertain Path with High Regulatory Risk Creates the First U.S.-Mexico-Canada Rail ïƒ¼ Network which is Truly End-to-End and Combination offers Pro-Competitive with No Overlap significant benefits to rail shippers and the supply chain Well Positioned for Growth, Bringing Together Two ïƒ¼ Railroads with Highest 3-Year Revenue CAGR KCS shareholders benefit from clear path Increased Annualized Synergies to $1bn that ïƒ¼ KCS Shareholders Would Benefit from Through to closing Meaningful Ownership Conservative CP’s Leading Management Team has Consistently ïƒ¼ Outperformed CN and Delivered Superior Results for balance sheet Shareholders 5

CP Offers Certainty for KCS Shareholders, Especially if CN's Voting Trust is Denied

CP

A CP-KCS combination is truly end-to-end, pro-competitive, and the only viable Class 1 combination

CP Voting Trust is Approved giving KCS shareholders clear line of sight to receiving payment as early as Q4 2021

Proposed Timeline

Approval of voting trust	**Received**
Shareholder Vote	Q4 2021 (CP & KCS)
Receive Mexican IFT and COFECE approvals[1]	Q4 2021
KCS shareholders receive consideration	**As early as Q4 2021**

CN

Anti-Competitive nature of a CN-KCS combination introduces significant uncertainty to KCS shareholders

If CN's voting trust is disapproved, a STB decision may not be rendered for over a year and is unlikely to be approved without significant concessions or at all

Proposed Timeline

Approval of voting trust	**Not Received**
If Voting Trust is Denied:	
Shareholder Vote	?
Conclude STB regulatory review and other regulatory approvals[1]	?
If STB disapproves the merger, KCS shareholders do not receive their consideration	✕
ONLY if STB approves the merger, KCS shareholders receive their consideration	?

Possibility of onerous conditions for approval that could cause CN to decline to close

1.Canadian Competition Act and investment Canada Act approvals are not required. Instituto Federal de Telecomunicaciones (IFT) and Comisión Federal de Competencia Económica (COFECE) are required.

6

CP Has Continually Grown Faster than CN, While Simultaneously Extracting Significant Operating Efficiencies Canadian Pacific Canadian National $ 5.5 $ 5.7 $ 5.3 $ 5.3 Adjusted $ 3.3 $ 3.4 Operating $ 3.1 $ 2.8 Income (C$bn) 2018 2019 2020 Q2 2021 LTM 2018 2019 2020 Q2 2021 LTM Adjusted 61.7% 61.9% 61.6% 61.3% 61.5 % Operating 59.9 % Ratio 57.1% 55.3% 2018 2019 2020 Q2 20211 2018 2019 2020 Q2 2021 Source: Company filings, Bloomberg and FactSet 1.CP Q2 Adjusted Operating Ratio of 55.3% excludes the KCS acquisition-related costs. Reported Operating Ratio of 60.1% includes acquisition-related costs. 7

CP Management Team has a Consistent Track Record of Delivering on Commitments and Driving Shareholder Value Canadian Pacific Canadian National 416 % Total Shareholder 29 % Return 13% 5% (vs. S&P 500) (41)% (44)% 3-Year 5-Year 10-Year 3-Year 5-Year 10-Year 2018 2019 2020 2018 2019 2020 Achieved EPS Guidance1ïƒ¼ïƒ¼ïƒ¼ïƒ¼ïƒ»ïƒ» CP has a proven team, deep bench, and management stability Source: Company filings, Bloomberg and FactSet 1.Reflects actual performance versus management forward guidance provided at the beginning of the year in tandem with reporting Q4 results of the prior year. 8

CP’s Revised Proposal is the Superior Proposal, Especially if CN’s Voting Trust is Denied Revised Proposal Offer Industry leading team that Team that has failed to Management ïƒ¼has delivered for shareholders ïƒ» consistently deliver on Team and consistently met guidance guidance and underperformed 2001 Rules / Regulatory Pre-2001 Rules Voting trust Certaintyïƒ¼ Voting trust approvedïƒ» yet to be approved If voting trust rejected, Timeframe to As early as Q4 2021 uncertain and subject to full Receive ïƒ¼ïƒ» regulatory review and Consideration approval KCS Shareholders’ Ownership in ïƒ¼ 28%ïƒ» 13% Combined Company Source: Company filings 9

Appendix

CN-KCS Merger Proposal Entails Both Serious Risk to Certainty of Value and Significant Delay to KCS Shareholders The CN Voting Trust proposal faces major regulatory headwinds, most recently from Rep. DeFazio, Chair of the U.S. House Transportation and Infrastructure Committee, which oversees the STB: “I am concerned that this proposed [CN-KCS] trust is not in the public interest. The trust would reduce competition and prejudice the outcome of the STB’s merger proceeding.” – Rep. Peter DeFazio, Chair of the U.S. House Transportation and Infrastructure Committee (July 26, 2021) President Biden’s Executive Order: “To further competition in the rail industry and to provide accessible remedies for shippers, the [STB] is encouraged to ensure that passenger rail service is not subject to unwarranted delays and interruptions in service due to host railroads’ failure to comply with the required preference for passenger rail, vigorously enforce new on-time performance requirements ...and in the process of determining whether a merger, acquisition, or other transaction involving rail carriers is consistent with the public interest under 49 U.S.C. 11323-25, consider a carrier’s fulfillment of its responsibilities relating to Amtrak’s statutory rights.” – U.S. President Joe Biden, Executive Order on Promoting Competition in the American Economy (July 9, 2021) STB Chairman Response to the Biden Executive Order: “The Executive Order encourages the STB to consider actions which further competition in the rail industry; provide accessible remedies to shippers; and focus on vigorously enforcing and accounting for on-time performance standards to avoid unwarranted delays in passenger rail service...” “...the President’s emphasis on improving the competitive landscape across the entire economy fits well with my view of the board’s mission in the current rail environment...” – Martin Oberman, STB Chairman (July 9, 2021) Both CN’s Voting Trust proposal and ultimate control approval face major headwinds, with recent actions by regulators adding significant uncertainty 11

CN-KCS Combination Would Reduce Competition and Impede Passenger Service combination has significant public interest harm Creates competitive issues and more challenges for existing Amtrak service ïƒ» Reduces competition CN AND KCS OPERATE “X MARKS THE SPOT” -PARALLEL AND COMPETITIVE ENTIRE CN-KCS NETWORK NORTH-SOUTH ROUTES X CONVERGES ON CHICAGO ïƒ» Create immediate pressure for downstream consolidation ïƒ» Impedes passenger service (Amtrak 4-Year GPA of D+) Public transportation concerns highlighted by regulators are critical considerations for the public interest criteria for trust approval. All of CN’s promises to address competition problems associated with a CN-KCS merger proposal would require regulatory oversight to enforce, and none would preserve true structural competition like the CP-KCS combination 12

CP-KCS Combination is the Only Viable Option CP is continuing to pursue its application process for authority to control KCS, so that the pro-competitive CP-KCS combination can be reviewed by the STB Combination would be a positive step toward and implemented without undue delay in more competition and passenger service the event that KCS’ agreement with CN is terminated (CP has consistently received an A rating from Amtrak) STB has also confirmed that CP may use the STB’s discovery processes in the CP-KCS docket to immediately seek from KCS the materials that are “relevant to its preparation of an application of authority to acquire control of KCS.” CP may also seek a waiver from otherwise applicable informational requirements to the extent it cannot obtain information from KCS due to BYPASS CHICAGO, TRULY END-TO-END KCS’s “reluctance to cooperate.” CREATES NEW CAPACITY WITH NO OVERLAP The STB has already APPROVED CP’s use of a voting trust and AFFIRMED KCS’ waiver from the new rail merger rules it adopted in 2001 because a CP-KCS combination is truly end-to-end, pro-competitive, and the only viable Class 1 combination 13